EXHIBIT 10.1

LEGACYTEXAS FINANCIAL GROUP, INC.

2017 OMNIBUS INCENTIVE PLAN

PERFORMANCE SHARE AWARD AGREEMENT

PSA - NO. _______

Performance Shares are hereby awarded on _____________ (the "Grant Date") by LegacyTexas Financial Group, Inc., a Maryland corporation (the "Company"), to ______________ (the "Grantee"), pursuant to the LegacyTexas Financial Group, Inc. 2017 Omnibus Incentive Plan (as the same may from time to time be amended, the "Plan"), and upon the terms and conditions and subject to the restrictions set forth in the Plan and hereinafter set forth.

Each Performance Share earned under this Agreement will be equivalent in value to one share of the Company's common stock, par value $0.01 per share (the "Common Stock"), and will entitle the Grantee to receive from the Company at the times set forth in this Agreement one share of Common Stock, together with any dividend equivalents (as defined below) with respect thereto. Each Performance Share is subject to the terms and conditions set forth herein and in the Plan. Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Plan.

1.Target Number of Performance Shares. The target number of Performance Shares granted to the Grantee under this Agreement shall be ________.

2.Performance Period, Vesting Date and Number of Performance Shares Available to be Earned. The number of Performance Shares earned and the Performance Period, vesting and payment dates thereof shall be determined in accordance with Exhibit A attached hereto, the provisions of which are incorporated into this Agreement as if set forth herein.

3.Dividend Equivalents. The Performance Shares will accumulate dividend equivalents. The dividend equivalents shall equal the dividends actually paid with respect to Company Common Stock during the period beginning with the Grant Date and ending on the date the Performance Shares are either earned or forfeited. The dividend equivalents shall accumulate, without interest, and be paid in cash at the time shares of Common Stock are paid with respect to any earned Performance Shares, or shall be forfeited at the time the Performance Shares are forfeited. For purposes of determining the amount of dividends accumulated and to be paid with respect any earned Performance Shares, the earned Performance Shares will be considered to have been outstanding from the Grant Date.

4.Effect of Certain Events. The effect of a Change in Control or of termination of the Grantee's employment upon the Award shall be determined as set forth in Exhibit A attached hereto.

5.Adjustments for Changes in Capitalization of the Company. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split up, share combination or other change in the corporate structure of the Company affecting the shares of the Company's Common Stock, such adjustment shall be made in the number of Performance Shares and/or the number and class of shares of Common Stock payable with respect to the Performance Shares subject to this Agreement, as shall be determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights, provided that the number of Performance Shares and shares covered by this Agreement shall always be a whole number and the average closing price shall be rounded to the nearest whole cent.

6.Delivery and Registration of Shares of Common Stock. The Company's obligation to deliver the Common Stock payable with respect to the Performance Shares earned hereunder shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Grantee or any other person to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933, as amended, or any other Federal, state or local securities regulation. It may be provided that any representation requirement shall become inoperative upon a registration of such shares or other action eliminating the necessity of such representation under such Securities Act or other securities regulation. The Company shall not be required to deliver any shares of Common Stock under the Plan prior to (i) the admission of such shares to listing on any stock exchange or automated quotation system on which the shares of Common Stock may then be listed or quoted, and (ii) the completion of such registration or other qualification of such shares under any state or Federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

7.Grantee Employment. Nothing in this Agreement shall limit the right of the Company or any Subsidiary to terminate the Grantee's employment, or otherwise impose upon the Company or any Subsidiary any obligation to employ or accept the services of the Grantee.

8.Withholding Tax. The Company shall withhold from any payment or distribution made under this Agreement shares of Common Stock with a Fair Market Value sufficient to satisfy any applicable income, employment or other taxes required by law to be withheld. The Company shall have the right to deduct from all dividend equivalents paid the amount of any taxes which the Company is required to withhold at the time such amounts are paid to the Grantee.

9. Regulatory, Recoupment and Holding Period Requirements. The Grantee acknowledges and agrees that this Award and the Grantee's receipt of any shares of Common Stock hereunder is subject to (a) the provisions of Section 19.3 of the Plan, including possible reduction, cancellation, forfeiture or recoupment (clawback), delayed payment or holding period requirements, upon the occurrence of events set forth in Section 19.3 of the Plan, and (b) any policies which the Company may adopt in furtherance of any Regulatory Requirements (including, but not limited to, the Dodd-Frank Wall Street Reform and Consumer Protection Act) or otherwise.

10. Non-solicitation.

(a)In exchange for the Company providing the Grantee the consideration set forth herein and other confidential information, during the Grantee's employment with the Company and for a period of one year after the separation of such employment for any reason, the Grantee hereby agrees not to, either directly or indirectly: (i) solicit the employment of, recruit, employ, hire, cause to be employed or hired, entice away, or establish a business with any person whom the Grantee had contact with or job-related information about in the course of such person's employment or other relationship with the Company, or suggest to or discuss with any such person the discontinuation of that person's status or employment with the Company; or (ii) on behalf of any person or entity engaged in the same or similar business as the Company, call on, service, solicit, or accept competing business from the Company's customers or prospective customers whom or which the Grantee, within the previous two (2) years, had or made contact with regarding the Company's business or had access to the Company's information or files about such customer or prospective customer.

(b)To the extent that any provision of this Section 10 shall be determined to be invalid or unenforceable in any respect or to any extent, the provision shall not be void or rendered invalid, but instead shall be automatically amended for such lesser term, to such lesser extent, or in such other lesser degree, as will grant the Company the maximum protection and restrictions on the Grantee's activities permitted by applicable law in such circumstances. If the Grantee violates a non-solicitation provision described above and the Company brings legal action for injunctive relief, the Company shall not, as a result of such breach or the time involved in obtaining the relief, be deprived of the benefit of the full period of the provision(s) violated. Accordingly, the provision(s) shall be deemed to be in effect for the duration specified therein, computed from the date the relief is granted but not to include any period of time during which the Grantee is in violation of the provision(s).

(c)     The Company's right to enforce the terms of this Section 10 shall not be affected by the existence or non-existence of any other similar agreement for anyone else, or by the Company's failure to fully enforce, or enforce at all, the terms of any other such agreement. The provisions of this Section 10 are in addition to and not in lieu of, and do not supersede, cancel or replace, (i) any agreement regarding non-solicitation or non-recruitment of customers, consultants or employees previously or subsequently signed by the Grantee, or (ii) any provisions of an existing agreement regarding any such subjects. Likewise, this Agreement does not alter or amend the terms of any existing agreement between the Company and the Grantee concerning employment, and such agreement shall not operate to preclude the enforcement (or cancel the terms) of this Agreement. In case of any conflict between the terms of this Agreement and the terms of any such agreement concerning employment, the terms of that agreement shall not operate to cancel, supersede or preclude the enforcement of the terms of this Agreement. The terms of any other such agreement shall be construed and enforced without reference to this Agreement unless such agreement references this Agreement, specifically or generally.

11. Grantee Acceptance. The Grantee shall signify his/her acceptance of the terms and conditions of this Agreement by signing in the space provided below and returning a signed copy hereof to the Company. To the extent the terms of any employment, severance or other agreement to which the Grantee is a party with the Company or any Subsidiary that is then in effect provide for any rights that conflict with or are otherwise contrary to the terms contained in this Agreement, including the vesting rights contained in Exhibit A, the terms of this Agreement shall control.

12. Conformity with Plan. The grant of Performance Shares is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan (which is incorporated herein by reference). Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. By executing and returning the enclosed copy of this Agreement, the Grantee acknowledges his or her receipt of this Agreement and the Plan and agrees to be bound by all of the terms of this Agreement and the Plan.

13. Electronic Signature. All references to signatures and delivery of documents in this Agreement may be satisfied by procedures the Company has established or may establish from time to time for an electronic system for execution and delivery of any such documents, including this Agreement. The Grantee's electronic signature, including, without limitation, "click-through" acceptance of this Agreement through a website maintained by or on behalf of the Company, is the same as, and shall have the same force and effect as, the Grantee's manual signature. Any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services relating to this Agreement.

14. Entire Agreement. This Agreement, including Exhibit A hereto, and the terms of the Plan constitute the entire understanding between the Grantee and the Company, and supersede all other agreements, whether written or oral, with respect to this award of Performance Shares.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed effective as of the date first written above.

(Signatures contained on following page)

                                LEGACYTEXAS FINANCIAL GROUP, INC.

_________________________________________
[Name/Title]

ACCEPTED BY GRANTEE:

__________________________________________
                                     (Signature)

__________________________________________
(Street Address)

___________________________________________
(City, State, and Zip Code)

Beneficiary Designation:

The Grantee designates the following Beneficiary or Beneficiaries to receive the Earned Performance Shares upon the Grantee's death:

_________________________________________________________________________________

Exhibit A to Performance Share Award Agreement

References herein to "Agreement" shall mean the Performance Share Award Agreement, inclusive of this Exhibit A, and references to "Award" shall mean the Performance Award evidenced by the Agreement.

1. Company ROAA and Company ROAE-based Performance Measures

(a)Performance Measures and Performance Goal: The Performance Measures applicable to this Award are Company ROAA and Company ROAE (as each are defined below), and the Performance Goals are the relative Company ROAA and Company ROAE as compared to the Comparative Peer Group ROAA and Comparative Peer Group ROAE (as each are defined below) for the Performance Period, giving equal weight to each Performance Goal.

(b)Certification of Achievement Relative to Performance Goal: Following the end of the Performance Period, the Committee will certify the level of the Performance Goals achieved, as well as the Company’s Total Shareholder Return compared to the Total Shareholder Return of the Comparative Peer Group (as each are defined below). Performance at or above the threshold level will result in all or a portion of the Performance Shares becoming earned, with the Preliminary Net Award (as defined in Section 3(e) below) then adjusted for the Company’s Total Shareholder Return performance to determine the number of Performance Shares actually earned ("Earned Performance Shares") as set forth below. Earned Performance Shares will vest as set forth below. Performance Shares will be forfeited and cancelled in full if the Company's performance during the Performance Period does not meet or exceed the threshold percentile rank of the applicable Performance Goal. To the extent the Earned Performance Shares are less than the target number of Performance Shares, such excess Performance Shares shall be forfeited and cancelled. The certification of the level of the Performance Goals achieved and the corresponding number of Earned Performance Shares shall be determined and certified by the Committee in writing following the last day of the Performance Period, and by no later than April 15th in order to allow for companies in the KBW Index (defined below) to complete and report their own financials for the Performance Period, such date being referred to herein as the "Certification Date."

(c)Vesting Date for Earned Performance Shares: Subject to Section 5 of this Exhibit A, 100% of the Earned Performance Shares will vest on the Certification Date, provided that the Grantee is then serving as an employee of the Company or any Subsidiary.

(d)Payment of Shares for Earned and Vested Performance Shares: The Company will issue shares of Common Stock and pay dividend equivalents to the Grantee with respect to any Earned Performance Shares not later than 60 days following the Certification Date.

2. Additional Definitions

(a)Performance Period means the [ ] period commencing [ ] and ending [ ].

(b)Company ROAA means the average of the Company's core return on average assets over the Performance Period as measured by core (non-GAAP) net income, which is net income adjusted for the impact of merger and acquisition costs, and one-time gains and losses on assets and security sales ("Core Net Income"), divided by average total assets, with the average over the Performance Period determined in accordance with Section 4(b) below.

(c)Company ROAE means the average of the Company's core return on average shareholders' equity over the Performance Period as measured by Core Net Income divided by average total shareholders' equity, with the average over the Performance Period determined in accordance with Section 4(b) below.

(d)Comparative Peer Group means those companies included in the KBW Index as of the end of a Calculation Period as set forth in Section 4(d) below.

(e)Comparative Peer Group ROAA means the average of the return on average assets for each of the companies in the KBW Index over the Performance Period as calculated by dividing the net income of each such company during the Performance Period by the average total assets of each such company during the Performance Period, with the average over the Performance Period determined in accordance with Section 4(b) below.

(f)     Comparative Peer Group ROAE means the average of the return on average shareholders' equity for each of the companies in the KBW Index over the Performance Period as calculated by dividing net income of each such company during the Performance Period by the average total shareholders' equity of each such company during the Performance Period, with the average over the Performance Period determined in accordance with Section 4(b) below.
(g)    KBW Index means the KBW Nasdaq Regional Banking Index as of the end of each Calculation Period or Performance Period, as applicable.
(h)    Qualifying Termination means termination of employment due to death, Disability, involuntary termination or a resignation for good reason under an employment, severance or other agreement applicable to the Grantee, or an involuntary termination (including a termination for good reason) upon or after a Change in Control.

(i)     “Total Shareholder Return” or “TSR” as applied to the Company or any company in the Comparative Peer Group means stock price appreciation from the beginning to the end of the Performance Period, including dividends and distributions made, assuming such dividends or distributions are reinvested in the common stock of the Company or any company in the Comparative Peer Group during the Performance Period, expressed as a percentage return. For purposes of computing TSR, the beginning stock price will be the average price of a share of common stock over the 20 trading days ending on the day before the first day of the Performance Period, and the ending stock price will be the average price of a share of common stock over the 20 trading days ending on the last day of the Performance Period or other measurement period.

3. Calculation.
For purposes of the Award and this Exhibit A, the number of Performance Shares earned will be calculated as follows (and in accordance with the provisions of Section 4 of this Exhibit A):
(a)First: Determine the Company ROAA and Company ROAE and determine the Comparative Peer Group ROAA and the Comparative Peer Group ROAE over the Performance Period.

(b)Second: Rank the Company ROAA and Comparative Peer Group ROAA percentages and the Company ROAE and Comparative Peer Group ROAE percentages determined in the first step from low to high (with the company having the lowest percentage being ranked number 1 in each category, the company with the second lowest percentage ranked number 2 in each category, and so on) and determine the Company's percentile rank based upon its position in the list by dividing the Company's position (minus 1) by the total number of companies (including the Company) in the Comparative Peer Group (minus 1) and rounding the quotient to the nearest hundredth. For example, if the Company ROAA were ranked 35 and the Company ROAE were ranked 32 on the list out of 50 companies (including the Company), its percentile rank would be 69.39% (35-1/50-1) and 63.27% (32-1/50-1), respectively.

(c)Third: Plot the percentile rank for the Company ROAA and Company ROAE determined in Section 3(b) into the appropriate column of the table below and determine the number of Performance Shares earned as a percent of target, which is the figure in the applicable column in the table below corresponding to that percentile rank. Use linear interpolation between points in the table below to determine the percentile rank and the corresponding percent of target Performance Shares earned if the Company's percentile rank is between 35% and 90% but not exactly one of the percentile ranks listed in the table below. For example, if the Company ROAA and Company ROAE percentile ranks are 69.39% and 63.27%, then 148.48% and 133.18% of the target number of Performance Shares applicable to the Company ROAA and Company ROAE Performance Goals, respectively, would be earned.

Measure	Weighting	Performance/Payout	Threshold	Target	Maximum
ROAA	50%	Performance	35th percentile	50th percentile	90th percentile
		Payout	50% of target	100% of target	200% of target

ROAE	50%	Performance	35th percentile	50th percentile	90th percentile
		Payout	50% of target	100% of target	200% of target
Note: Awards calculated using this table will be interpolated on a straight-line basis.

(d)    Fourth: Multiply fifty percent (50%) of the target number of Performance Shares awarded to the Grantee under this Agreement by the percent of target Performance Shares earned for each Performance Goal as calculated in Section 3(c), the resulting total being referred to as the “Preliminary Net Award.”

(e)    Fifth: Plot the Company’s Total Shareholder Return compared to the Total Shareholder Return of the Comparative Peer Group during the Performance Period (i.e., the Company’s Total Shareholder Return will be ranked against the Total Shareholder Return of the Comparative Peer Group). Specifically, the Committee shall calculate the number of Performance Shares that may be paid to the Employee by multiplying the Employee’s Preliminary Net Award by the applicable percentage determined under the chart below. For purposes of this calculation, Total Shareholder Return will be calculated for each Calculation Period, with the sum of the annual returns for the Calculation Periods then being divided by the number of years in the Performance Period. The resulting total of this step represents the total number of Earned Performance Shares.

Modifier	Performance/Payout	Threshold	Target	Maximum
Total Shareholder Return	Performance	35th percentile	50th percentile	90th percentile
	Payout	80% of Preliminary Net Award	100% of Preliminary Net Award	120% of Preliminary Net Award
Note: Awards modified using this table will be interpolated on a straight-line basis between 80% and 120% of the Preliminary Net Award.

4. Rules.
The following rules apply to the computation of the number of Performance Shares earned:
(a) Weighting of Performance Goals: The Performance Goals are weighted equally meaning that half of the target number of Performance Shares awarded to the Grantee will be attributable to each Performance Goal. If the threshold level of performance is not met for a particular Performance Goal, the portion of the target award related to that Performance Goal will not be earned.
(b)    Calculation of Performance Goals over the Performance Period: To determine the Company's percentile ranking over the Performance Period under Sections 3(b) and (c) above, the Performance Goals will be calculated annually as of the last day of the Company's fiscal year (each a "Calculation Period"), with the sum of the annual results for each Performance Goal for the Calculation Periods then being divided by the number of years in the Performance Period.
(c)    No Guaranteed Payout: The minimum number of Performance Shares which may be earned is zero and the maximum number of Performance Shares which may be earned is 200% of target. There is no minimum number of Performance Shares or other consideration that will be paid out, and no Performance Shares will be earned if the percentile rank with respect to each of the Performance Goals is less than the 35th percentile in the Performance Period. Notwithstanding anything to the contrary in this Agreement, the actual number of Earned Performance Shares may be reduced by the Committee in its sole and absolute discretion based on such factors as the Committee determines to be appropriate and/or advisable. However, it is the intention of the Committee that it will exercise such negative discretion only in extreme and unusual circumstances.

(d)    Changes in Companies in the KBW Index: Companies shall be added and/or removed from the KBW Index as determined by the KBW Index administrator. A company that is added to the KBW Index before the end of a Calculation Period will be included in the computation of the Performance Goals and the Total Shareholder Return for that Calculation Period. A company that is removed from the KBW Index before the end of a Calculation Period will not be included in the computation of the Performance Goals or the Total Shareholder Return for that Calculation Period.

5.	Effect of Certain Events.
The following provisions will apply in the event of the termination of employment or the occurrence of a Change in Control prior to the end of the Performance Period and completion of the vesting period.
(a) Termination of Service Prior to a Change in Control.
(i)Termination Due to Qualifying Termination: In the event the Grantee’s employment with the Company terminates due to the Grantee's Qualifying Termination prior to the Certification Date following the end of the Performance Period, this Award shall not terminate and Performance Shares may become earned and vested at the end of the Performance Period. The number of Performance Shares which shall become earned and vested shall be equal to the percentage of the target number of Performance Shares earned (as certified by the Committee following the end of the Performance Period, or if earlier, the date of a Change in Control) as if the Grantee's employment had not terminated, pro-rated based on the Grantee’s number of months' service during the Performance Period; provided that the Common Stock and dividend equivalents underlying such Earned Performance Shares shall be distributed following the Performance Period at such time as distributions are made to others with respect to such Earned Performance Shares, subject to Section 19.4 of the Plan relating to compliance with Section 409A.

(ii)Termination for Any Reason Other Than Due to a Qualifying Termination: If the Grantee’s employment is terminated for any reason other than a Qualifying Termination prior to the Certification Date following the end of the Performance Period, this Award shall terminate, all outstanding Performance Shares hereunder will be forfeited and cancelled, and no additional amounts shall become payable under this Award as of the date of such employment termination; provided, however, in the event of a termination of employment other than due to a Qualifying Termination or Cause, the Committee in its sole discretion may waive the foregoing automatic cancellation provision and payout on a pro rata basis as set forth in Section 5(a)(i) of this Exhibit A.

(b) Effect of Change in Control. In the event of a Change in Control (as defined in the Plan) prior to the end of the Performance Period, the number of Performance Shares earned shall be calculated and certified by the Committee, and such Performance Shares shall become earned, vested and payable as follows.

(i)     Earned Performance Shares: The Performance Shares subject to this Award shall be deemed earned to the extent, as determined by the Committee, to which the Performance Goals applicable to the Performance Shares have been met, including application of the TSR performance adjustment described above, during the Performance Period up through and including the effective date of the Change in Control, also giving effect to TSR performance adjustments during the Performance Period (using the latest available information prior to the date of the Change in Control). The Committee shall determine and certify the number of Earned Performance Shares in accordance with Section 3 of this Exhibit A.

(ii)    Vesting of Performance Shares: The Common Stock and dividend equivalents underlying such Earned Performance Shares shall vest as of the end of the Performance Period and shall be distributed to the Grantee no later than 60 days following the end of the Performance Period. If the Grantee's employment terminates following the Change in Control in circumstances constituting a Qualifying Termination, all unvested Earned Performance Shares shall vest in full and the Common Stock and dividend equivalents underlying such Performance Shares shall, subject to Section 19.4 of the Plan relating to compliance with Section 409A, be distributed as promptly as practicable and in no event later than 30 days following such termination of employment.